INTERNATIONAL PAPER COMPANY

                                      TO

                        THE CHASE MANHATTAN BANK, N.A.
                                   Trustee

                                  Indenture

                          Dated as of April 1, 1994

                                 ____________

                         Subordinated Debt Securities



                           INTERNATIONAL PAPER COMPANY
           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of April 1, 1994

          Trust Indenture
            Act Section                           Indenture Section

          SECTION 310(a)(1)     . . . . . . . .      6.9
              (a)(2)      . . . . . . . . . . .      6.9
              (a)(3)      . . . . . . . . . . .      Not Applicable
              (a)(4)      . . . . . . . . . . .      Not Applicable
              (b)         . . . . . . . . . . .      6.8
          SECTION 311(a)        . . . . . . . .      6.10
              (b)         . . . . . . . . . . .      6.10
              (b)(2)      . . . . . . . . . . .      6.10
          SECTION 312(a)        . . . . . . . .      7.1(a)
              (b)         . . . . . . . . . . .      7.1(b)
              (c)         . . . . . . . . . . .      7.1(c)
          SECTION 313(a)        . . . . . . . .      7.2
              (b)         . . . . . . . . . . .      7.2
              (c)         . . . . . . . . . . .      7.2
              (d)         . . . . . . . . . . .      7.2
          SECTION 314(a)        . . . . . . . .      Not Applicable
              (b)         . . . . . . . . . . .      Not Applicable
              (c)(1)      . . . . . . . . . . .      1.2
              (c)(2)      . . . . . . . . . . .      1.2
              (c)(3)      . . . . . . . . . . .      Not Applicable
              (d)         . . . . . . . . . . .      Not Applicable
              (e)         . . . . . . . . . . .      1.2
          SECTION 315(a)        . . . . . . . .      Not Applicable
              (b)         . . . . . . . . . . .      Not Applicable
              (c)         . . . . . . . . . . .      Not Applicable
              (d)         . . . . . . . . . . .      Not Applicable
              (d)(1)      . . . . . . . . . . .      Not Applicable
              (d)(2)      . . . . . . . . . . .      Not Applicable
              (d)(3)      . . . . . . . . . . .      Not Applicable
              (e)         . . . . . . . . . . .      5.14
          SECTION 316(a)        . . . . . . . .      1.4
              (a)(1)(A)   . . . . . . . . . . .      5.2
                                                     5.12
              (a)(1)(B)   . . . . . . . . . . .      5.13
              (a)(2)      . . . . . . . . . . .      Not Applicable
              (b)         . . . . . . . . . . .      5.8
          SECTION 317(a)(1)     . . . . . . . .      5.3
              (a)(2)      . . . . . . . . . . .      5.4
              (b)         . . . . . . . . . . .      10.3
          SECTION 318(a)        . . . . . . . .      10.8
          _______________

          NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


                                    TABLE OF CONTENTS(1)

                                                                         PAGE

               RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . .  1

                                         ARTICLE I

                              DEFINITIONS AND OTHER PROVISIONS
                                   OF GENERAL APPLICATION

                    SECTION 1.1    Definitions   . . . . . . . . . . . .    1
                    SECTION 1.2    Compliance Certificates and Opinions    12
                    SECTION 1.3    Form of Documents Delivered to Trustee
                                                                           13
                    SECTION 1.4    Acts of Holders . . . . . . . . . . .   14
                    SECTION 1.5    Notices, Etc., to Trustee and Company   18
                    SECTION 1.6    Notice to Holders of Securities;
                                     Waiver  . . . . . . . . . . . . . .   19
                    SECTION 1.7    Language of Notices, Etc. . . . . . .   20
                    SECTION 1.8    Conflict with Trust Indenture Act . .   20
                    SECTION 1.9    Effect of Headings and Table of
                                     Contents  . . . . . . . . . . . . .   20
                    SECTION 1.10   Successors and Assigns  . . . . . . .   21
                    SECTION 1.11   Separability Clause . . . . . . . . .   21
                    SECTION 1.12   Benefits of Indenture . . . . . . . .   21
                    SECTION 1.13   Governing Law . . . . . . . . . . . .   21
                    SECTION 1.14   Legal Holidays  . . . . . . . . . . .   21

                                         ARTICLE II

                                       SECURITY FORMS

                    SECTION 2.1    Forms Generally . . . . . . . . . . .   22
                    SECTION 2.2    Form of Trustee's Certificate of
                                     Authentication  . . . . . . . . . .   23
                    SECTION 2.3    Securities in Global Form . . . . . .   23
                    SECTION 2.4    Form of Legend for Book-Entry
                                     Securities  . . . . . . . . . . . .   24
                    SECTION 2.5    Form of Conversion Notice . . . . . .   25

                                        ARTICLE III

                                       THE SECURITIES

                    SECTION 3.1    Amount Unlimited; Issuable in Series    25
                    SECTION 3.2    Denominations . . . . . . . . . . . .   29
                    SECTION 3.3    Execution, Authentication, Delivery
                                     and Dating  . . . . . . . . . . . .   30
                    SECTION 3.4    Temporary Securities  . . . . . . . .   32
                    SECTION 3.5    Registration, Registration of Transfer
                                     and Exchange  . . . . . . . . . . .   35
                    SECTION 3.6    Mutilated, Destroyed, Lost and Stolen
                                   Securities and Coupons  . . . . . . .   40
                    SECTION 3.7    Payment of Interest; Interest Rights
                                     Preserved . . . . . . . . . . . . .   42
                    SECTION 3.8    Persons Deemed Owners . . . . . . . .   43
                    SECTION 3.9    Cancellation  . . . . . . . . . . . .   44


               1 NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                    SECTION 3.10   Computation of Interest . . . . . . .   45
                    SECTION 3.11   Electronic Security Issuance  . . . .   45

                                         ARTICLE IV

                                 SATISFACTION AND DISCHARGE

                    SECTION 4.1    Satisfaction and Discharge of
                                     Indenture . . . . . . . . . . . . .   45
                    SECTION 4.2    Application of Trust Money  . . . . .   47
                    SECTION 4.3    Satisfaction, Discharge and Defeasance
                                     of Securities of any Series . . . .   48

                                         ARTICLE V

                                          REMEDIES

                    SECTION 5.1    Events of Default . . . . . . . . . .   52
                    SECTION 5.2    Acceleration of Maturity; Rescission
                                     and Annulment . . . . . . . . . . .   54
                    SECTION 5.3    Collection of Indebtedness and Suits
                                     for Enforcement by Trustee  . . . .   55
                    SECTION 5.4    Trustee May File Proofs of Claim. . .   56
                    SECTION 5.5    Trustee May Enforce Claims Without
                                     Possession of Securities or Coupons   57
                    SECTION 5.6    Application of Money Collected  . . .   58
                    SECTION 5.7    Limitation on Suits . . . . . . . . .   58
                    SECTION 5.8    Unconditional Right of Holders to
                                     Receive Principal, Premium and
                                     Interest  . . . . . . . . . . . . .   59
                    SECTION 5.9    Restoration of Rights and Remedies  .   59
                    SECTION 5.10   Rights and Remedies Cumulative  . . .   60
                    SECTION 5.11   Delay or Omission Not Waiver  . . . .   60
                    SECTION 5.12   Control by Holders of Securities  . .   60
                    SECTION 5.13   Waiver of Past Defaults . . . . . . .   61
                    SECTION 5.14   Undertaking for Costs . . . . . . . .   61
                    SECTION 5.15   Waiver of Stay or Extension Laws  . .   62

                                         ARTICLE VI

                                        THE TRUSTEE

                    SECTION 6.1    Certain Rights of Trustee . . . . . .   62
                    SECTION 6.2    Not Responsible for Recitals or
                                     Issuance of Securities  . . . . . .   64
                    SECTION 6.3    May Hold Securities . . . . . . . . .   64
                    SECTION 6.4    Money Held in Trust . . . . . . . . .   64
                    SECTION 6.5    Compensation and Reimbursement  . . .   64
                    SECTION 6.6    Resignation and Removal; Appointment
                                     of Successor  . . . . . . . . . . .   65
                    SECTION 6.7    Acceptance of Appointment by
                                     Successor . . . . . . . . . . . . .   67
                    SECTION 6.8    Disqualification; Conflicting
                                     Interests . . . . . . . . . . . . .   69
                    SECTION 6.9    Corporate Trustee Required;
                                     Eligibility . . . . . . . . . . . .   69
                    SECTION 6.10   Preferential Collection of Claims
                                     Against Company . . . . . . . . . .   69
                    SECTION 6.11   Merger, Conversion, Consolidation or
                                     Succession to Business  . . . . . .   69
                    SECTION 6.12   Appointment of Authenticating Agent .   70

                                        ARTICLE VII


                     HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                    SECTION 7.1    Preservation of Information;
                                     Communications to Holders . . . . .   72
                    SECTION 7.2    Reports by Trustee  . . . . . . . . .   74

                                        ARTICLE VIII

                            CONSOLIDATION, MERGER, SALE, LEASE,
                               TRANSFER OR OTHER DISPOSITION

                    SECTION 8.1    Company May Consolidate, Etc. Only on
                                   Certain Terms . . . . . . . . . . . .   74
                    SECTION 8.2    Successor Substituted . . . . . . . .   76

                                         ARTICLE IX

                                  SUPPLEMENTAL INDENTURES

                    SECTION 9.1    Supplemental Indentures Without
                                     Consent of Holders  . . . . . . . .   76
                    SECTION 9.2    Supplemental Indentures with Consent
                                     of Holders  . . . . . . . . . . . .   78
                    SECTION 9.3    Execution of Supplemental Indentures    80
                    SECTION 9.4    Effect of Supplemental Indentures . .   80
                    SECTION 9.5    Conformity with Trust Indenture Act .   81
                    SECTION 9.6    Reference in Securities to Supplemental
                                   Indentures  . . . . . . . . . . . . .   81
                    SECTION 9.7    Subordination Unimpaired  . . . . . .   81

                                         ARTICLE X

                                         COVENANTS

                    SECTION 10.1   Payment of Principal, Premium and
                                     Interest  . . . . . . . . . . . . .   81
                    SECTION 10.2   Maintenance of Office or Agency . . .   82
                    SECTION 10.3   Money for Securities Payments to Be
                                     Held in Trust . . . . . . . . . . .   84
                    SECTION 10.4   Additional Amounts  . . . . . . . . .   85
                    SECTION 10.5   Existence . . . . . . . . . . . . . .   87
                    SECTION 10.6   Purchase of Securities by Company or
                                     Subsidiary  . . . . . . . . . . . .   87
                    SECTION 10.7   Statement by Officers as to Default .   87

                                         ARTICLE XI

                                  REDEMPTION OF SECURITIES

                    SECTION 11.1   Applicability of Article  . . . . . .   88
                    SECTION 11.2   Election to Redeem; Notice to Trustee   88
                    SECTION 11.3   Selection by Trustee of Securities to
                                     Be Redeemed . . . . . . . . . . . .   88
                    SECTION 11.4   Notice of Redemption  . . . . . . . .   89
                    SECTION 11.5   Deposit of Redemption Price . . . . .   90
                    SECTION 11.6   Securities Payable on Redemption Date   91
                    SECTION 11.7   Securities Redeemed in Part . . . . .   92

                                        ARTICLE XII

                                       SINKING FUNDS


                    SECTION 12.1   Applicability of Article  . . . . . .   92
                    SECTION 12.2   Satisfaction of Sinking Fund Payments
                                     with Securities . . . . . . . . . .   93
                    SECTION 12.3   Redemption of Securities for Sinking
                                     Fund  . . . . . . . . . . . . . . .   93

                                        ARTICLE XIII

                             MEETINGS OF HOLDERS OF SECURITIES

                    SECTION 13.1   Purposes for Which Meetings May be
                                     Called  . . . . . . . . . . . . . .   94
                    SECTION 13.2   Call, Notice and Place of Meetings  .   94
                    SECTION 13.3   Persons Entitled to Vote at Meetings    95
                    SECTION 13.4   Quorum; Action  . . . . . . . . . . .   95
                    SECTION 13.5   Determination of Voting Rights; Conduct
                                     and Adjournment Of Meetings.  . . .   97
                    SECTION 13.6   Counting Votes and Recording Action of
                                     Meetings  . . . . . . . . . . . . .   98

                                        ARTICLE XIV

                       REDEMPTION OF SECURITIES AT OPTION OF HOLDERS

                    SECTION 14.1   Applicability of Article  . . . . . .   99
                    SECTION 14.2   Redemption at Option of Holders Upon
                                     a Change in Control of the Company    99
                    SECTION 14.3   Notice of Change in Control . . . .    100
                    SECTION 14.4   Deposit of Redemption Price . . . .    101

                                         ARTICLE XV

                                  CONVERSION OF SECURITIES

                    SECTION 15.1   Applicability of Article  . . . . .    101
                    SECTION 15.2   Exercise of Conversion Privilege  .    101
                    SECTION 15.3   No Fractional Shares  . . . . . . . .  103
                    SECTION 15.4   Adjustment of Conversion Price  . . .  104
                    SECTION 15.5   Notice of Certain Corporate Actions .  104
                    SECTION 15.6   Reservation of Shares of Common Stock  106
                    SECTION 15.7   Payment of Certain Taxes Upon
                                     Conversion  . . . . . . . . . . . .  106
                    SECTION 15.8   Nonassessability  . . . . . . . . . .  106
                    SECTION 15.9   Effect of Consolidation or Merger on
                                     Conversion Privilege  . . . . . . .  106
                    SECTION 15.10  Duties of Trustee Regarding
                                     Conversion  . . . . . . . . . . . .  108
                    SECTION 15.11  Repayment of Certain Funds Upon
                                     Conversion  . . . . . . . . . . . .  108

                                        ARTICLE XVI

                                SUBORDINATION OF SECURITIES

                    SECTION 16.1   Securities Subordinate to Senior
                                     Indebtedness  . . . . . . . . . . .  109
                    SECTION 16.2   Payment Over of Proceeds Upon
                                     Dissolution, Etc  . . . . . . . . .  109
                    SECTION 16.3   Prior Payment to Senior Indebtedness
                                     Upon Acceleration of Securities . .  111
                    SECTION 16.4   No Payment When Senior Indebtedness in
                                     Default . . . . . . . . . . . . . .  112
                    SECTION 16.5   Payment Permitted If No Default . . .  113
                    SECTION 16.6   Subrogation to Rights of Holders of
                                     Senior Indebtedness . . . . . . . .  113
                    SECTION 16.7   Provisions Solely to Define Relative
                                     Rights  . . . . . . . . . . . . . .  114
                    SECTION 16.8   Trustee to Effectuate Subordination .  115
                    SECTION 16.9   No Waiver of Subordination Provisions  115
                    SECTION 16.10  Notice to Trustee . . . . . . . . . .  116
                    SECTION 16.11  Reliance on Judicial Order or
                                     Certificate of Liquidating Agent  .  117
                    SECTION 16.12  Trustee Not Fiduciary For Holders of
                                     Senior Indebtedness . . . . . . . .  117
                    SECTION 16.13  Rights of Trustee as Holder of Senior
                                     Indebtedness; Preservation of
                                     Trustee's Rights  . . . . . . . . .  118
                    SECTION 16.14  Article Applicable to Paying Agents .  118
                    SECTION 16.15  Defeasance of This Article Sixteen  .  118
                    SECTION 16.16  Certain Conversions Deemed Payment  .  118


               INDENTURE, dated as of April 1, 1994, between International Paper Company, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), having its principal office at Two Manhattanville Road, Purchase, New York 10577, and The Chase Manhattan Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                           RECITALS OF THE COMPANY

               The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

               All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

                                  ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 1.1  Definitions.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (1)  the terms defined in this Article
               have the meanings assigned to them in this Article and include the plural as well as the singular;

                    (2)  all other terms used herein which are
               defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                    (3)  all accounting terms not otherwise
               defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of this instrument; and

                    (4)  the words "herein", "hereof" and
               "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               Certain terms used principally in Article Six are defined in that Article.

               "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

               "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place, in connection with which the term is used, or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

               "Bearer Security" means any Security in the form set forth in either Exhibit C or Exhibit D to this Indenture or established pursuant to Section 2.1 which is payable to bearer.

               "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Book-Entry Security" means a Security bearing the legend specified in Section 2.4, evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee. Book-Entry Securities shall not be deemed to be securities in global form for purposes of Sections 2.1 and 2.3 and Article III of the Indenture.

               "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

               "Change in Control" shall mean a change in control of the Company which shall be deemed to have occurred at such time or times as (l) the Company determines that any Person or related group of persons is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock of the Company or (2) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of the Company.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Continuing Director" means an individual who is a member of the Board of Directors of the Company on the date of this Indenture or who shall have become a member of the Board of Directors of the Company subsequent to such date and who shall have been nominated or elected by a majority of the other Continuing Directors then members of the Board of Directors of the Company.

               "Corporate Trust Office" means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered.

               "Corporation" means a corporation, association, company, joint-stock company or business trust.

               "Coupon" means any interest coupon appertaining to a Bearer Security.

               "Defaulted Interest" has the meaning specified in
          Section 3.7.

               "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the clearing agency registered under the Securities Exchange Act of 1934, as amended specified for that purpose as contemplated by Section 3.1."

               "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

               "Euro-clear" means the operator of the Euro-clear
          System.

               "Event of Default" has the meaning specified in
          Section 5.1.

               "Exchange Date" has the meaning specified in Section
          3.4.

               "Exercise Period" means the period commencing with the day notice is first given to Holders by the Company pursuant to Section 14.3 of a Change in Control and ending with the day twenty days thereafter, excluding the day such notice is first given and including such twentieth day.

               "Holder", when used with respect to any Security, means in the case of a Registered Security, the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1.

               "Interest", when used with respect to an Original
          Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

               "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

               "Junior Subordinated Payment" has the meaning specified in Section 16.2.

               "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 10.9 shall be the principal executive, financial or accounting officer of the Company.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

               "Original Issue Discount Security" means any
          Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

               "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                    (i)  Securities theretofore cancelled by
               the Trustee or delivered to the Trustee for cancellation;

                    (ii)  Securities for whose payment or
               redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                    (iii)  Securities which have been paid
               pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

               "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium and interest on any Securities on behalf of the Company.

               "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Place of Payment", when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 10.2, the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

               "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

               "Proceeding" has the meaning specified in Section
          16.2.

               "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

               "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "Registered Security" means any Security in the form set forth in either Exhibit A or Exhibit B to this Indenture or established pursuant to Section 2.1 which is registered in the Security Register.

               "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 3.1, whether or not such day is a Business Day.

               "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

               "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

               "Senior Indebtedness" means all amounts due on any obligations in connection with any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred or created: (a) indebtedness, obligations and other liabilities (contingent or otherwise) of the Company for money borrowed, or evidenced by bonds, debentures, notes or similar instruments; (b) reimbursement obligations and other liabilities (contingent or otherwise) of the Company with respect to letters of credit, bankers' acceptances issued for the account of the Company or with respect to interest rate protection agreements or currency exchange or purchase agreements; (c) obligations and liabilities (contingent or otherwise) in respect of leases by the Company as lessee which, in conformity with generally accepted accounting principles, are accounted for as capitalized lease obligations on the balance sheet of the Company; (d) all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss of the Company in respect of, indebtedness, obligations or liabilities of another Person described in clauses (a) through (c); (e) any indebtedness described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company, regardless of whether the indebtedness secured thereby shall have been assumed by the Company; and (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e); unless in any case in the instrument creating or evidencing such indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding, it is provided that such indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding involved is not senior in right of payment to the Securities or that such indebtedness is pari passu with or junior to the Securities.

               "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to
          Section 3.7.

               "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

               "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

               "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

               "United States" means the United States of America
          (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

               "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligations or a specific payment of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

               "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

               "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

          SECTION 1.2  Compliance Certificates and Opinions.

               Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture except for certificates provided for in Section 10.9 shall include:

                    (1)  a statement that each individual
               signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and
               scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3)  a statement that, in the opinion of
               each such individual, he has made such
               examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4)  a statement as to whether, in the
               opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.3  Form of Documents Delivered to Trustee.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4  Acts of Holders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 13.6.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security
          Register.

               (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               (f) With respect to the Securities of any Series all or part of which are represented by Book-Entry
          Securities, the following provisions shall apply:

                    (1)  Upon receipt by the Trustee of (i)
               any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to
               Section 5.12 with respect to Securities of such series or (ii) any written demand, request or notice with respect to any matter on which the Holders of Securities of such series are entitled to act under this Indenture, in each case from Holders of less than, or proxies representing less than, the requisite principal amount of Outstanding Securities or such series entitled to give such demand, request or notice, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such demand, request or notice, which record date shall be the close of business on the day the Trustee received such demand, request or notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such demand, request or notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of Outstanding Securities of such series shall have joined in such demand, request or notice prior to the day which is the ninetieth day after such record date, such demand, request or notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving,
               (i) after the expiration of such 90-day period, a new demand, request or notice identical to a demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or (ii) during any such 90-day period, a new demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or (iii) during any such 90-day period, a new demand, request or notice contrary to or different from such demand, request or notice, in either of which events a new record date shall be established pursuant to the provisions of this clause (1).

                    (2)  The Company may, but shall not be
               obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with Section 5.13 of the Indenture, (ii) consent to any supplemental indenture in accordance with Section 9.2 of the Indenture or (iii) waive any term, condition or provision of any covenant in accordance with
               Section 10.10 of the Indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designed proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the ninetieth day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

               (g) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be given or taken by Holders pursuant to Section 5.1, 5.2 or 5.12.

          SECTION 1.5  Notices, Etc., to Trustee and Company.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                    (1)  the Trustee by any Holder or by the
               Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                    (2)  the Company by the Trustee or by any
               Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 1.6  Notice to Holders of Securities; Waiver.

               Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event:

                    (1)  such notice shall be sufficiently
               given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; and

                    (2)  such notice shall be sufficiently
               given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York, The City of London and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

               In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 1.7  Language of Notices, Etc.

               Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

          SECTION 1.8  Conflict with Trust Indenture Act.

               If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 1.9  Effect of Headings and Table of Contents.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.10  Successors and Assigns.

               All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.11  Separability Clause.

               In case any provision in this Indenture or the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.12  Benefits of Indenture.

               Nothing in this Indenture or the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities and coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.13  Governing Law.

               This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

          SECTION 1.14  Legal Holidays.

               In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or coupons other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE II

                                SECURITY FORMS

          SECTION 2.1  Forms Generally.

               The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms set forth in Exhibits A, B, C or D to this Indenture, or in such other form (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If temporary Securities of any series are issued in global form as permitted by Section 3.4, the form thereof shall be established as provided in the preceding sentence. If the forms of Securities or coupons of any series (or any such temporary global Security) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities (or any such temporary global Security) or coupons.

               Unless otherwise specified as contemplated by
          Section 3.1, Securities in bearer form shall have interest coupons attached.

               The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

          SECTION 2.2   Form of Trustee's Certificate of
                        Authentication.

               The Trustee's certificates of authentication shall be in substantially the following form:

               This is one of the Securities of the series designated therein referred to in the within-mentioned
          Indenture.

                                   The Chase Manhattan Bank, N.A.,
                                   as Trustee

                                   By
                                      Authorized Signatory

          SECTION 2.3  Securities in Global Form.

               If Securities of a series are issuable in global form, as specified as contemplated by Section 3.1, then, notwithstanding clause (11) of Section 3.1 and the provisions of Section 3.2, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section
          3.3 or Section 3.4.  Subject to the provisions of Section
          3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section
          3.3 or 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel.

               The provisions of the last sentence of Section 3.3 shall apply to any security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

               Notwithstanding the provisions of Sections 2.1 and 3.7, unless otherwise specified as contemplated by
          Section 3.1, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

               Notwithstanding the provisions of Section 3.8 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security or, in the case of a permanent global Security in bearer form, of Euro-clear or CEDEL S.A. which is provided to the Trustee by such Person.

          SECTION 2.4  Form of Legend for Book-Entry Securities.

               Any Book-Entry Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

               "This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances."

          SECTION 2.5  Form of Conversion Notice.

               The form of Conversion Notice for the conversion of Securities into shares of Common Stock or other securities of the Company shall be in substantially the form included under the applicable form of Securities as set forth in Exhibits A, B, C and D hereto.

                                 ARTICLE III

                                THE SECURITIES

          SECTION 3.1  Amount Unlimited; Issuable in Series.

               The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

               The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                    (1)  the title of the Securities of the
               series (which shall distinguish the Securities of the series from all other Securities);

                    (2)  any limit upon the aggregate
               principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to
               Section 3.4, 3.5, 3.6, 9.6 or 11.7 and except
               for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

                    (3)  whether Securities of the series are
               to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.5;

                    (4)  the Person to whom any interest on
               any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.4;

                    (5)  the date or dates on which the
               principal of the Securities of the series is payable;

                    (6)  the rate or rates at which the
               Securities of the series shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date;

                    (7)  the place or places where, subject to
               the provisions of Sections 11.4 and 10.2, the principal of and any premium and interest on Securities of the series shall be payable, any Registered Securities of the series, may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders of Bearer Securities pursuant to Section 1.6 will be published;

                    (8)  the period or periods within which,
               the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                    (9)  the period or periods within which,
               the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Holders pursuant to Article XIV, or such terms and conditions as shall be set forth in an Officers' Certificate or supplemental indenture;

                    (10)  the obligation, if any, of the
               Company to redeem or purchase Securities of the series, or particular Securities within the Series, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, including without limitation pursuant to Article XIV, and the period or periods within which, the price or prices at which and the terms and conditions upon such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                    (11)  the terms of any right to convert or
               exchange Securities of the series, either at the option of the Holder thereof or the Company, into or for shares of Common Stock of the Company or other securities or property, including without limitation the period or periods within which and the price or prices (including adjustments thereto) at which any Securities of the series shall be converted or exchanged, in whole or in part;

                    (12)  the denominations in which any
               Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the denomination of $5,000;

                    (13)  the currency or currencies,
               including composite currencies, in which payment of the principal of and any premium and interest on the Securities of the series shall be payable if other than the currency of the United States of America;

                    (14)  if the principal of and any premium
               or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                    (15)  if the amount of payments of
               principal of and any premium or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined:

                    (16)  if other than the principal amount
               thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

                    (17)  the Person who shall be the Security
               Registrar, if other than the Company;

                    (18)  whether the Securities of the series
               shall be issued upon original issuance in whole or in part in the form of one or more Book-Entry Securities and, in such case, (a) the Depository with respect to such Book-Entry Security or Securities; and (b) the circumstances under which any such Book-Entry Security may be exchanged for Securities registered in the name of, an any transfer of such Book-Entry Security may be registered to, a Person other than such depository or its nominee, if other than as set forth in Section 3.5;

                    (19)  if either or both of the provisions
               of Section 13.2 or 13.3 are applicable to the Securities of such series; and

                    (20)  any other terms of the series (which
               terms shall not be inconsistent with the provisions of this Indenture).

               Except as otherwise specified herein, the Securities shall be subordinated and subject in right of payment to the prior terms of the Senior Indebtedness as provided in
          Article XVI.

               All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

               If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          SECTION 3.2  Denominations.

               Unless otherwise provided as contemplated by Section
          3.1 with respect to any series of Securities, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series shall be issuable in the denomination of $5,000.

          SECTION 3.3   Execution, Authentication, Delivery and
                        Dating.

               The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

               Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto. executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit E.1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary global Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary global Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.4, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivered in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 3.6, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

               If the forms or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

               (a) if the forms of such Securities and any coupons have been established by or pursuant to Board Resolution as permitted by Section 2.1, that such forms have been established in conformity with the provisions of this Indenture;

               (b) if the terms of such Securities and any coupons have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

               (c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

               If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue or such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

               Notwithstanding the provisions of Section 3.1 and of the two preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

               Each Registered Security shall be dated the date of its authentication; and each Bearer Security shall be dated as of the date of original issuance of the first
          Security of such series to be issued.

               No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          SECTION 3.4  Temporary Securities.

               Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or coupons may determine, as evidenced by their execution of such Securities or coupons. In the case of any series issuable as Bearer Securities, such temporary Securities may be in global form. A temporary Bearer Security shall be delivered only in compliance with the conditions set forth in
          Section 3.3.

               Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 10.2 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security.

               If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euro-clear and CEDEL S.A., for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

               Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities of that series, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit E.2 to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of
          Section 3.3.

               Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euro-clear or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit E.1 to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euro-clear and CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euro-clear or CEDEL S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

               Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and CEDEL S.A. on such Interest Payment Date upon delivery by Euro-clear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit E.3 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit E.4 to this Indenture. Any interest so received by Euro-clear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with
          Section 10.3.

          SECTION 3.5   Registration, Registration of Transfer and
                        Exchange.

               The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with
          Section 1002 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.2 for the purpose of registration of transfer of Securities and sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

               Upon due surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained pursuant to Section 10.2 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

               At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Registered Securities may not be exchanged for Bearer Securities.

               At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons, and all matured coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may required to save each of them and any Paying Agent harmless. If thereafter the Holder of such Securities shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

               Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

               Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.1, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.1, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary or Common Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by
          Section 3.1, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

               The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

               Notwithstanding the foregoing and except as
          otherwise specified or contemplated by Section 3.1, any Book-Entry Security shall be exchangeable pursuant to this Section 3.5 or Sections 3.4, 9.6 and 11.7 for Securities registered in the name of, and a transfer of a Book-Entry Security or any series may be registered to, any Person other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Book-Entry Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended,
          (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registerable or
          (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time would be an Event of Default, with respect to the
          Securities of such series.   Upon the occurrence in
          respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i),
          (ii) or (iii) or the preceding sentence or such other conditions as may be specified as contemplated by Section
          3.1 for such series, such Book-Entry Security may be exchanged for Securities registered in the names of, and the transfer of such Book-Entry Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Security shall also be a Book-Entry Security and shall bear the legend specified in
          Section 2.4 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, Book-Entry Security pursuant to the preceding sentence.

          SECTION 3.6   Mutilated, Destroyed, Lost and Stolen
                        Securities and Coupons.

               If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security and such mutilated Security or a Security with a mutilated coupon, if any, shall be cancelled by the Trustee in accordance with the Indenture.

               If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and
          (ii) such security or indemnity as may be required by them, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

               In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that principal of and any premium and interest on Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States.

               Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security of any series, with any coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and any coupons appertaining thereto, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

          SECTION 3.7   Payment of Interest; Interest Rights
                        Preserved.

               Unless otherwise provided as contemplated by Section
          3.1 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

               Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and (2) below:

                    (1)  The Company may elect to make payment
               of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2); and

                    (2)  The Company may make payment of any
               Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 3.8  Persons Deemed Owners.

               Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

               Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the Bearer of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 3.9  Cancellation.

               All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be cancelled. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of as directed by a Company Order, or in the absence of a Company Order, may be destroyed by the Trustee.

               Notwithstanding the foregoing, with respect to any Book-Entry Security, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and holders of beneficial interests in any Book-Entry Security, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of such Book-Entry Security.

          SECTION 3.10  Computation of Interest.

               Except as otherwise specified as contemplated by
          Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 3.11  Electronic Security Issuance.

               The Securities may pursuant to a Board Resolution and Officers' Certificate complying with Section 3.1 hereof be issued by means of an electronic issuance system. Any such Security issuance instructions may specify the name, address and taxpayer identification number of the Holder, the principal amount and Maturity of the Security, the interest rate to be borne by the Security and any other terms not inconsistent with such Board Resolution and Officers' Certificate. Nothing in this Section 3.11 shall be construed as prohibiting the Company from issuing Securities by any means not inconsistent with the provisions of this Indenture.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

          SECTION 4.1  Satisfaction and Discharge of Indenture.

               This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive additional amounts, as provided in Section 10.4), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

               (1) either

                    (A)  all Securities theretofore
               authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.5, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6,
               (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.6, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                    (B)  all such Securities and, in the case
               of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation,

                          (i) have become due and payable, or

                         (ii) will become due and payable at
                    their Stated Maturity within one year, or

                        (iii) are to be called for redemption
                    within one year under arrangements
                    satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

               and the Company, in the case of (i), (ii) or
               (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and any interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                    (2)  the Company has paid or caused to be
               paid all other sums payable hereunder by the Company; and

                    (3)  the Company has delivered to the
               Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of
          Section 10.3 shall survive.

          SECTION 4.2  Application of Trust Money.

               Subject to the provisions of the last paragraph of
          Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money has been deposited with the Trustee.

          SECTION 4.3   Satisfaction, Discharge and Defeasance of
                        Securities of any Series.

               If this Section 4.3 is specified, as contemplated by
          Section 3.1, to be applicable to Securities of any series, then notwithstanding Section 4.1: (i) the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any such series; (ii) the provisions of this Indenture as it relates to such Outstanding Securities shall no longer be in effect (except as to the rights of Holders of Securities to receive, from the trust fund described in subparagraph (1) below, payment of (x) the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Securities on the Stated Maturity of such principal (and premium, if any) or installment of principal (and premium, if any) or interest or (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of that series on that day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities, the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2, 10.3, and 10.4 and the rights, powers, trusts, duties and immunities of the Trustee hereunder, including those under Section 6.7 hereof); and (iii) the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

                    (1)  either

                    (A)  with respect to all Outstanding
               Securities of such series, with reference to this Section 4.3, the Company has deposited or caused to be deposited with the Trustee irrevocably (but subject to the provisions of Section 4.2 and the last paragraph of Section 10.3), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (X) lawful money of the United States in an amount, or (Y) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due dates of any payment referred to in Clause (i) or (ii) of this subparagraph (1)(A) lawful money of the United States in an amount, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; or

                    (B)  the Company has properly fulfilled
               such other means of satisfaction and discharge as is specified, as contemplated by Section 3.1, to be applicable to the Securities of such series;

                    (2)  the Company has paid or caused to be
               paid all other sums payable with respect to the Outstanding Securities of such Series;

                    (3)  such deposit will not result in a
               breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                    (4)  no Event of Default or event which
               with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under
               Section 5.1(6) or Section 5.1(7) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under
               Section 5.1(6) or Section 5.1(7) shall have occurred and be continuing on the 91st day after such date;

                    (5)  at the time of such deposit:  (A) no
               default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness shall have occurred and be continuing or (B) no other event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, or, in the case of either clause (A) or clause (B) above, each such default shall have been cured or waived or shall have ceased to exist;

                    (6)  the Company has delivered to the
               Trustee an Opinion of Counsel to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                    (7)  if the Securities of that series are
               then listed on any domestic or foreign
               securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Securities to be delisted; and

                    (8)  the Company has delivered to the
               Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with and an Opinion of Counsel to the effect that either
               (i) as a result of such deposit and the related exercise of the Company's option under this
               Section 4.3, registration is not required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (ii) all necessary registrations under said Act have been effected.

               Any deposits with the Trustee referred to in Section 4.3(1)(A) above shall be irrevocable and shall be made under the terms of an escrow/trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

               Upon the satisfaction of the conditions set forth in this Section 4.3 with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided that the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

               Notwithstanding the cessation, termination and discharge of all obligations, covenants and agreements (except as provided above in this Section 4.3) of the Company under this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 6.7, and the obligations of the Trustee under Section 4.2 and the last paragraph of
          Section 10.3 shall survive with respect to such series of Securities.

                                  ARTICLE V

                                   REMEDIES

          SECTION 5.1  Events of Default.

               "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (1)  default in the payment of any
               interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                    (2)  default in the payment of the
               principal of (or premium, if any, on) any Security of that series at its Maturity; or

                    (3)  default in the deposit of any sinking
               fund payment, when and as due by the terms of a Security of that series; or

                    (4)  default in the performance, or
               breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default, hereunder; or

                    (5)  the entry by a court having
               jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                    (6)  the commencement by the Company of a
               voluntary case or proceeding under any
               applicable Federal or State bankruptcy,
               insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                    (7)  any other Event of Default provided
               with respect to Securities of that series.

          SECTION 5.2   Acceleration of Maturity; Rescission and
                        Annulment.

               If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

               At any time after such a declaration of acceleration with respect to Securities of any series has been made and before adjudgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                    (1)  the Company has paid or deposited
               with the Trustee a sum sufficient to pay,

                    (A)  all overdue interest on all
               Securities of that series,

                    (B) the principal of (and premium, if any,
               on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                    (C) to the extent that payment of such
               interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                    (D) all sums paid or advanced by the
               Trustee hereunder and the reasonable
               compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

               and

                    (2)  all Events of Default with respect to
               Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

               No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.3   Collection of Indebtedness and Suits for
                        Enforcement by Trustee.

               The Company covenants that if,

                    (1)  default is made in the payment of any
               interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

                    (2)  default is made in the payment of the
               principal of (or premium, if any, on) any Security of any series at the Maturity thereof,

          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities of that series and any coupons appertaining thereto, the whole amount then due and payable on such Securities of that series and coupons for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on the premium, if any, and overdue interest, at the rate or rates prescribed therefor in such Securities of that series and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

               If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4  Trustee May File Proofs of Claim.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                    (i)  to file and prove a claim for the
               whole amount of principal and any premium and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities and coupons allowed in such judicial proceeding, and

                    (ii) to collect and receive any moneys or
               other property payable or deliverable on any such claims and to distribute the same,

          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

          SECTION 5.5   Trustee May Enforce Claims Without
                        Possession of Securities or Coupons.

               All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

          SECTION 5.6  Application of Money Collected.

               Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST:  To the payment of all amounts due
               the Trustee under Section 6.7; and

                    SECOND:  To the payment of the amounts
               then due and unpaid for principal of and any premium and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal and any premium and interest, respectively.

          SECTION 5.7  Limitation on Suits.

               No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless;

                    (1)  such Holder has previously given
               written notice to the Trustee of a continuing
               Event of Default with respect to the Securities of that series;

                    (2)  the Holders of not less than 25% in
               principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (3)  such Holder or Holders have offered
               to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (4)  the Trustee for 60 days after its
               receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (5)  no direction inconsistent with such
               written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

          it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          SECTION 5.8   Unconditional Right of Holders to Receive
                        Principal, Premium and Interest.

               Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.9  Restoration of Rights and Remedies.

               If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10  Rights and Remedies Cumulative.

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of
          Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive or any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11  Delay or Omission Not Waiver.

               No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

          SECTION 5.12  Control by Holders of Securities.

               The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that,

                    (1)  such direction shall not be in
               conflict with any rule of law or with this Indenture, and

                    (2)  the Trustee may take any other action
               deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13  Waiver of Past Defaults.

               The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any coupons appertaining thereto waive any past default hereunder with respect to the Securities of such series and its consequences, except a default,

                    (1)  in the payment of the principal of
               (or premium, if any) or any interest on any Security of such series, or

                    (2)  in respect of a covenant or provision
               hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14  Undertaking for Costs.

               All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of or any premium or interest on any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.15  Waiver of Stay or Extension Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI

                                 THE TRUSTEE

          SECTION 6.1  Certain Rights of Trustee.

               Subject to the provisions of the Trust Indenture
          Act:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b)  any request or direction of the Company
          mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board
          Resolution;

               (c)  whenever in the administration of this
          Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 6.2   Not Responsible for Recitals or Issuance of
                        Securities.

               The recitals contained herein and in the Securities (except the Trustees certificates of authentication) and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 6.3  May Hold Securities.

               The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

          SECTION 6.4  Money Held in Trust.

               Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 6.5  Compensation and Reimbursement.

               The Company agrees:

                    (1)  to pay to the Trustee or any
               predecessor Trustee from time to time
               reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (2)  except as otherwise expressly
               provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (3)  to indemnify the Trustee and any
               predecessor Trustee for, and to hold it
               harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          SECTION 6.6   Resignation and Removal; Appointment of
                        Successor.

               (a) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section
          6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

               (b) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

               (c)  If at any time:

                    (1)  the Trustee shall fail to comply with
               Section 3.10(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

                    (2)  the Trustee shall cease to be
               eligible under Section 310(a) of the Trust
               Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

                    (3)  the Trustee shall become incapable of
               acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14 any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

               (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of that series and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

               (e)  The Company shall give notice of each
          resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

          SECTION 6.7  Acceptance of Appointment by Successor.

               (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

               (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which
          (l) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

               (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

               (d)  No successor Trustee shall accept its
          appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 6.8  Disqualification; Conflicting Interests.

               If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 6.9  Corporate Trustee Required; Eligibility.

               There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.10  Preferential Collection of Claims Against
                        Company.

               If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

          SECTION 6.11  Merger, Conversion, Consolidation or
                        Succession to Business.

               Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          SECTION 6.12  Appointment of Authenticating Agent.

               The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

               Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Securities pursuant to Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

               The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

               If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

               This is one of the Securities of the series designated therein referred to in the within-mentioned
          Indenture.

                                   The Chase Manhattan Bank, N.A.,
                                      As Trustee

                                   By ___________________________
                                      Authenticating Agent

                                   By ___________________________
                                      Authorized Signatory

               If all of the Securities of a series may not be originally issued at one time, and if the Company has an Affiliate eligible to be appointed as an Authenticating Agent hereunder or the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which if so requested by the Company, shall be such Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities.

                                 ARTICLE VII

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 7.1 Preservation of Information; Communications to Holders.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee as provided in
          Section 7.1, (ii) received by the Trustee in its capacity as Security Registrar and (iii) filed with it within the two preceding years pursuant to Section 7.3(c)(2). The Trustee may (i) destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished, (ii) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than March 20 or September 20 of each year, a list containing the names and addresses of the Holders of Securities obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered and (iv) destroy not earlier than two years after filing, any information filed with it pursuant to Section 7.3(c)(2).

               (b) If three or more Holders of Securities (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                    (i)  afford such applicants access to the
               information preserved at the time by the Trustee in accordance with Section 7.2(a), or

                    (ii)  inform such applicants as to the
               approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

               If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Securities with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

               (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.2(b), regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
          Section 7.2(b).

          SECTION 7.2  Reports by Trustee.

               The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

               A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

                                 ARTICLE VIII

                            CONSOLIDATION, MERGER,
                            SALE, LEASE, TRANSFER
                             OR OTHER DISPOSITION

          SECTION 8.1   Company May Consolidate, Etc. Only on
                        Certain Terms.

               The Company shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate or merge with or into the Company or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to the Company, unless:

                    (1)  in case the Company shall consolidate
               or merge with or into another Person or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease, transfer or otherwise, the assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to
               Section 10.4) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                    (2)  immediately after giving effect to
               such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

                    (3)  if as a result of any such
               consolidation or merger or such sale, lease, transfer or other disposition of the assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

                    (4)  the Company has delivered to the
               Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 8.2  Successor Substituted.

               Upon any consolidation or merger of the Company with or into any other Person or any sale, lease, transfer or other disposition of the assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which sale, lease, transfer or other disposition is made shall assume the obligations of the Company on the Securities and under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and coupons.

                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES

          SECTION 9.1   Supplemental Indentures Without Consent of
                        Holders.

               Without the consent of any Holders of Securities or coupons, the Company is then authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                    (1)  to evidence the succession of another
               Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                    (2)  to add to the covenants of the
               Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                    (3)  to add any additional Events of
               Default; or

                    (4)  to add to or change any of the
               provisions of this Indenture to provide that Bearer Securities may be registrable as to principal to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

                    (5)  to change or eliminate any of the
               provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                    (6)  to establish the form or terms of
               Securities of any series and any related coupons as permitted by Sections 2.1 and 3.1;
               or

                    (7)  to evidence and provide for the
               acceptance of appointment thereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

                    (8)  to make provision with respect to the
               conversion rights of Holders pursuant to the requirements of Article XV, including providing for the conversion of the Securities into any security or property (other than the Common Stock of the Company); or

                    (9) to cure any ambiguity, to correct or
               supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

          SECTION 9.2   Supplemental Indentures with Consent of
                        Holders.

               With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                    (1)  change the Stated Maturity of the
               principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.4 (except as contemplated by Section 8.1(1) and permitted by
               Section 9.1(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

                    (2)  reduce the percentage in principal
               amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 13.4 for quorum or voting, or

                    (3)  change any obligation of the Company
               to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

                    (4)  modify any of the provisions of this
               Section, Section 5.13 or Section 10.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.1(8), or

                    (5) make any change that adversely affects
               the right to convert any Security as provided in Article XV or pursuant to Section 3.1
               (except as permitted by Section 9.1) or
               decrease the conversion rate or increase the conversion price of any such Security.

               A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

               It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.3  Execution of Supplemental Indentures.

               In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.4  Effect of Supplemental Indentures.

               Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

          SECTION 9.5  Conformity with Trust Indenture Act.

               Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939, as amended, in effect on such date.

          SECTION 9.6   Reference in Securities to Supplemental
                        Indentures.

               Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

          SECTION 9.7   Subordination Unimpaired.

               No provision in any supplemental indenture that effects the superior position of the holders of Senior
          Indebtedness shall be effective against holders of Senior
          Indebtedness.

                                  ARTICLE X

                                  COVENANTS

          SECTION 10.1  Payment of Principal, Premium and Interest.

               The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.1 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender outside the United States of the several coupons for such interest installments as are evidenced thereby as they severally mature.

          SECTION 10.2  Maintenance of Office or Agency.

               If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 10.4); provided, however, that if the Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt notice to the Trustee and to the Holders as provided in Sections 1.3 and 1.6, respectively, of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 10.4) at any Paying Agent for such series located outside the United States, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

               No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States; provided, however, that if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to Section 10.4) shall be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

               The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 10.3 Money for Securities Payments to Be Held in Trust.

               If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of and any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents for any series of Securities it will, prior to each due date of the principal of and any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                    (1)  hold all sums held by it for the
               payment of the principal of and any premium or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                    (2)  give the Trustee notice of any
               default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal of and any premium or interest on the Securities of that series; and

                    (3)  at any time during the continuance of
               any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                    Any money deposited with the Trustee or any Paying
               Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 10.4  Additional Amounts.

                    If the Securities of a series provide for the
               payment of additional amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

                    If the Securities of a series provide for the
               payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

               SECTION 10.5  Existence.

                    Subject to Article VIII, the Company will do or
               cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

               SECTION 10.6   Purchase of Securities by Company or
                              Subsidiary.

                    If and so long as the Securities of a series are
               listed on The Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not, and will not permit any of its Subsidiaries to, purchase any Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

               SECTION 10.7  Statement by Officers as to Default.

                    The Company will deliver to the Trustee, within 120
               days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                                       ARTICLE XI

                                REDEMPTION OF SECURITIES

               SECTION 11.1  Applicability of Article.

                    Securities of any series which are redeemable before
               their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

               SECTION 11.2  Election to Redeem; Notice to Trustee.

                    The election of the Company to redeem any Securities
               shall be evidenced by an Officer's Certificate. In the case of any redemption, at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or
               (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

               SECTION 11.3   Selection by Trustee of Securities to Be
                              Redeemed.

                    If less than all the Securities of any series are to
               be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection, for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If so specified in the Securities of a series, partial redemptions must be in an amount not less than $ 1,000,000 principal amount of Securities.

                    If any Security selected for partial redemption is
               converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security.

                    The Trustee shall promptly notify the Company in
               writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                    For all purposes of this Indenture, unless the
               context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

               SECTION 11.4  Notice of Redemption.

                    Notice of redemption shall be given in the manner
               provided in Section 1.6 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

                    All notices of redemption shall state:

                         (1)  the Redemption Date;

                         (2)  the Redemption Price;

                         (3)  if less than all the Outstanding
                    Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and a statement to the effect that on or after the Redemption Date upon surrender of such Security a new Security in the principal amount equal to the unredeemed portion will be issued;

                         (4)  that on the Redemption Date the
                    Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

                         (5)  the place or places where such
                    Securities, together in the case of Bearer
                    Securities with all coupons appertaining thereto, if any maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

                         (6)  that the redemption is for a sinking
                    fund, if such is the case.

                         (7)  if applicable, the conversion price,
                    the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion.

                    A notice of redemption published as contemplated by
               Section 1.6 need not identify particular Registered Securities to be redeemed.

                    Notice of redemption of Securities to be redeemed at
               the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

               SECTION 11.5  Deposit of Redemption Price.

                    Prior to any Redemption Date, the Company shall
               deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

               SECTION 11.6  Securities Payable on Redemption Date.

                    Notice of redemption having been given as aforesaid,
               the Securities so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

                    If any Bearer Security surrendered for redemption
               shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and unless otherwise specified as contemplated by Section 3.1 only upon presentation and surrender of those coupons.

                    If any Security called for redemption shall not be
               so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

               SECTION 11.7  Securities Redeemed in Part.

                    Any Registered Security which is to be redeemed only
               in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and of like tenor of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                      ARTICLE XII

                                     SINKING FUNDS

               SECTION 12.1  Applicability of Article.

                    The provisions of this Article shall be applicable
               to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by
               Section 3.1 for Securities of such series.

                    The minimum amount of any sinking fund payment
               provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

               SECTION 12.2   Satisfaction of Sinking Fund Payments with
                              Securities.

                    The Company (1) may deliver Outstanding Securities
               of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities, as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

                    Any resolution passed or decision taken at any
               meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

               SECTION 12.3  Redemption of Securities for Sinking Fund.

                    Not less than 60 days prior to each sinking fund
               payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

                                      ARTICLE XIII

                           MEETINGS OF HOLDERS OF SECURITIES

               SECTION 13.1  Purposes for Which Meetings May be Called.

                    If Securities of a series are issuable as Bearer
               Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

               SECTION 13.2  Call, Notice and Place of Meetings.

                    (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 13.1, to be held at such time and at such place in The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 2l nor more than 180 days prior to the date fixed for the meeting (or, in the case of a meeting of Holders with respect to Securities of a series all or part of which are represented by a Book-Entry Security, not less than 20 nor more than 40 days).

                    (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

               SECTION 13.3  Persons Entitled to Vote at Meetings.

                    Upon the calling of a meeting of Holders with
               respect to the Securities of a series all or part of which are represented by a Book-Entry Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to vote at such meeting, which record date shall be the close of business on the day the notice of the meeting of Holders is given in accordance with Section 13.2. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at any meeting of Holders. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities; provided, however, that in the case of any meeting of Holders with respect to the Securities of a series all or part of which are represented by a Book-Entry Security, only Holders, or their designated proxies, of record on the record date established pursuant to Section 13.3 hereof shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

               SECTION 13.4  Quorum; Action.

                    The Persons entitled to vote a majority in principal
               amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66-2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.2 (a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities of such series which shall constitute a quorum. Notwithstanding the foregoing, no meeting of Holders with respect to Securities of any Series which is represented in whole or in part by a Book-Entry Security, shall be adjourned to a date more than 90 days after the record date for such meeting unless the Trustee shall send out a new notice of meeting and establish, in accordance with Section 13.3, a new record date for Holders entitled to vote at such meeting.

                    Except as limited by the proviso to Section 9.2, any
               resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.2 any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

               SECTION 13.5 Determination of Voting Rights; Conduct and Adjournment Of Meetings.

                    (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in
               Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
               Section 1.4 or other proof.

                    (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section l3.2(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

                    (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $ 1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

                    (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

               SECTION 13.6   Counting Votes and Recording Action of
                              Meetings.

                    The vote upon any resolution submitted to any
               meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                      ARTICLE XIV

                     REDEMPTION OF SECURITIES AT OPTION OF HOLDERS

               SECTION 14.1  Applicability of Article.

                    Redemption of Securities at the election of the
               Holders thereof, as required by any provision of this Indenture or such Securities, shall be made in accordance with such provision and this Article.

                    For all purposes of this Indenture, unless the
               context otherwise requires, all provisions relating to the redemption of such Securities at the option of the Holders thereof shall relate, in the case of any Registered Security submitted for redemption only in part, to the portion of the principal amount of such Registered Security which has been so submitted for redemption.

               SECTION 14.2 Redemption at Option of Holders Upon a Change in Control of the Company.

                    (a) The provisions of this Article XIV shall apply only to Securities of any series, or particular Securities within a series, for which the terms of such Securities, established pursuant to Section 3.1 of this Indenture, specify that this Article Fourteen shall apply thereto.

                    (b) Each Security or any portion of a Registered Security submitted for redemption at the option of the Holders thereof shall be redeemed by the Company on or after the Exchange Date in the case of Securities of any series issuable as Bearer Securities or at any time in the case of all other Securities under the conditions and at the Redemption Price for redemption at the option of Holders upon a Change in Control of the Company specified in the forms of Securities set forth in Exhibits A through D. On or after the Exchange Date in the case of Securities of any Series issuable as Bearer Securities or at any time in the case of all other Securities, upon the deposit of any Security with a Paying Agent together with a duly signed and completed Notice of Redemption at Holder's option upon a Change in Control of the Company, all in accordance with the provisions contained in the forms of Securities set forth in Exhibits A through D, the Holder of such Security shall be entitled to receive from such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

               SECTION 14.3  Notice of Change in Control.

                    Notice of any Change in Control shall be given by
               the Company on or before the tenth day after such Change in Control to each Holder of Securities in accordance with Section 1.6, and by written notice to the Trustee on or before the ninth day after such Change in Control, unless the Continuing Directors have approved such Change in Control, or the Company gives or shall have given, if permitted to do so by the terms of the Securities of a series (whether before or after such Change in Control), notice of the redemption at its option of all of the Securities of such series, in either case, on or before such ninth day.

                    The notice as to Change in Control shall state:

                         (1)  the event constituting the Change in
                    Control;

                         (2)  the Redemption Date for redemptions
                    pursuant to Section 14.1, which shall be 35 days after the date of such Notice;

                         (3)  the Redemption Price;

                         (4)  the date which is the last day of the
                    Exercise Period;

                         (5)  if any part of the Exercise Period is
                    on or after the Exchange Date, the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

                         (6)  that exercise of the option to elect
                    redemption is irrevocable.

               SECTION 14.4  Deposit of Redemption Price.

                    On a Redemption Date, the Company shall deposit with
               the Trustee or with a Paying Agent in immediately available funds (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
               Section 10.3) an amount of money sufficient to pay the Redemption Price of all of the Securities which are to be redeemed on that date. The terms and provisions applicable to the conversion of Securities of any series into securities of the Company (other than Common Stock) shall, if applicable, be set forth in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Securities in such series in accordance with Section 3.1.

                                       ARTICLE XV

                                CONVERSION OF SECURITIES

               SECTION 15.1   Applicability of Article.

                         The provisions of this Article shall be
               applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 3.1 for the Securities of such series.

               SECTION 15.2   Exercise of Conversion Privilege.

                         In order to exercise a conversion privilege,
               the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 10.2, accompanied by written notice to the Company that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of Section 3.7 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

                         In the case of any Security which is converted
               in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

               SECTION 15.3   No Fractional Shares.

                         No fractional share of Common Stock of the
               Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 15.3, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed,
               (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on such exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

               SECTION 15.4   Adjustment of Conversion Price.

                         The conversion price of Securities of any
               series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series.

                         Whenever the conversion price is adjusted, the
               Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to
               Section 10.2 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

               SECTION 15.5   Notice of Certain Corporate Actions.

                         In case:

                              (a)  the Company shall declare a
                    dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required); or

                              (b)  the Company shall authorize the
                    granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

                              (c)  of any reclassification of the
                    Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

                              (d)  of the voluntary or involuntary
                    dissolution, liquidation or winding up of the Company;

               then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

               SECTION 15.6   Reservation of Shares of Common Stock.

                         The Company shall at all times reserve and keep
               available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that has conversion rights.

               SECTION 15.7   Payment of Certain Taxes Upon Conversion.

                         The Company will pay any and all taxes that may
               be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               SECTION 15.8   Nonassessability.

                         The Company covenants that all shares of its
               Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

               SECTION 15.9 Effect of Consolidation or Merger on Conversion Privilege.

                         In case of any consolidation of the Company
               with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding of any series that is convertible into Common Stock of the Company shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Security and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of Common Stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock of the Company into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this Section 15.9. Anything in this Section 15.9 to the contrary notwithstanding, the provisions of this Section 15.9 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and (ii) the outstanding shares of Common Stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

                         As evidence of the kind and amount of shares of
               stock or other securities or property (including cash) into which Securities may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

               SECTION 15.10  Duties of Trustee Regarding Conversion.

                         Neither the Trustee nor any conversion agent
               shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Fifteen or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

               SECTION 15.11  Repayment of Certain Funds Upon
               Conversion.

                         Any funds which at any time shall have been
               deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including funds deposited for the sinking fund referred to in
               Article III hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article XV shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

                                      ARTICLE XVI

                              SUBORDINATION OF SECURITIES

               SECTION 16.1   Securities Subordinate to Senior
                              Indebtedness.

                         The Company covenants and agrees, and each
               Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness.

               SECTION 16.2   Payment Over of Proceeds Upon Dissolution,
                              Etc.

                         In the event of (a) any insolvency or
               bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection with any insolvency or bankruptcy proceeding, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.

                         In the event that, notwithstanding the
               foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section.

                         For purposes of this Article only, the words
               "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article VIII.

               SECTION 16.3 Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

                         In the event that any Securities are declared
               due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration or which have been converted pursuant to Article XV.

                         In the event that, notwithstanding the
               foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

                         The provisions of this Section shall not apply
               to any payment with respect to which Section 12.2 would be applicable.

               SECTION 16.4   No Payment When Senior Indebtedness in
                              Default.

                         (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to
               Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default or which have been converted pursuant to Article XV.

                         In the event that, notwithstanding the
               foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

                         The provisions of this Section shall not apply
               to any payment with respect to which Section 16.2 would be applicable.

               SECTION 16.5   Payment Permitted If No Default.

                         Nothing contained in this Article or elsewhere
               in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 16.2 or under the conditions described in Sections 16.3 and 16.4, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

               SECTION 16.6 Subrogation to Rights of Holders of Senior Indebtedness.

                         Subject to the payment in full of all Senior
               Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. If the Trustee or the Holders of the Securities are not for any reason entitled to be subrogated to the rights of holders of Senior Indebtedness in respect of such payment or distribution, then the Trustee or the Holders of the Securities may require each holder of Senior Indebtedness to whom any such payment or distribution is made as a condition to such payment or distribution to assign its Senior Indebtedness to the extent of such payment or distribution and all rights with respect thereto to the Trustee on behalf of the Holders. Such assignment shall not be effective until such time as all Senior Indebtedness has been paid in full or payment thereof provided for. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

               SECTION 16.7   Provisions Solely to Define Relative
                              Rights.

                         The provisions of this Article are and are
               intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall
               (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, are intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

               SECTION 16.8   Trustee to Effectuate Subordination.

                         Each Holder of a Security by his or her
               acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

               SECTION 16.9  No Waiver of Subordination Provisions.

                         No right of any present or future holder of any
               Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

                         Without in any way limiting the generality of
               the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities, and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

               SECTION 16.10  Notice to Trustee.

                         The Company shall give prompt written notice to
               the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                         The Trustee shall be entitled to rely on the
               delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 16.11 Reliance on Judicial Order or Certificate of Liquidating Agent.

                         Upon any payment or distribution of assets of
               the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

               SECTION 16.12 Trustee Not Fiduciary For Holders of Senior Indebtedness.

                         The Trustee, in its capacity as trustee under
               this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

               SECTION 16.13 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                         The Trustee in its individual capacity shall be
               entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                         Nothing in this Article shall apply to claims
               of, or payments to, the Trustee under or pursuant to
               Section 6.5

               SECTION 16.14  Article Applicable to Paying Agents.

                         In case at any time any Paying Agent other than
               the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

               SECTION 16.15  Defeasance of This Article Sixteen.

                         The subordination of the Securities provided by
               this Article XVI is expressly made subject to the provisions for defeasance or covenant defeasance in
               Section 4.3 or Section 10.11, as the case maybe and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this
               Article XVI.

               SECTION 16.16  Certain Conversions Deemed Payment.

                         For the purposes of this Article only, (a) the
               issuance and delivery of junior securities upon conversion of Securities in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XV.

                                    _______________

                    This instrument may be executed in any number of
               counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                    IN WITNESS WHEREOF, the parties hereto have caused
               this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        INTERNATIONAL PAPER COMPANY

                                        By /S/ E. WILLIAM BOEHMLER
                                           E. William Boehmler
                                           Vice Pesident & Treasurer


               [Seal]

               Attest:

               /S/  SYVERT NERHEIM
                 Assistant Secretary

                                        THE CHASE MANHATTAN BANK, N.A.

                                        By  /S/ J. D. HEANEY
                                           Vice President
               [Seal]

               Attest:

               /S/ S. WILTSHIRE
               Assistant Secretary



               STATE OF NEW YORK     )
                                     ) ss.:
               COUNTY OF WESTCHESTER )

                    On the 1st day of April, 1994, before me personally
               came E. William Boehmler, to me known, who, being by me duly sworn, did depose and say that he is Vice President & Treasurer of International Paper Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /S/S BETSY A. BYRNES

               [Seal] Notary Public, State of New York Qualified in New York County
                                        Certificate Filed in Westchester
                                          County
                                        Commission Expires March 11,
               1995



               STATE OF NEW YORK  )
                                  ) ss.:
               COUNTY OF KINGS    )

                    On the 27th day of April, 1994, before me personally
               came J. D. Henry, to me known, who, being by me duly sworn, did depose and say that he is Vice President of The Chase Manhattan Bank, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /S/ MARGARET M. PRICE

               [Seal]                   Notary Public, State of New York
                                        Qualified in Kings County
                                        Commission Expires April 25,
               1995



                                  EXHIBIT A

                 [FORM OF REGISTERED SECURITY WHICH IS NOT AN
                      ORIGINAL ISSUE DISCOUNT SECURITY]

                                [FORM OF FACE]

                         INTERNATIONAL PAPER COMPANY

          No. [R-]                                [U.S.]$

               International Paper Company, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of
          __________ [United States] Dollars on _________, and to pay interest thereon from _______, 19__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually in arrears on __________ and __________ in each year] [annually in arrears on __________ in each year], commencing ________, 19__, at the rate of ____% per annum, until the principal hereof is paid or made available for payment [If applicable, insert--and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal [and premium] and on any overdue installment of interest].
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ [or ________] (whether or not a Business Day) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of [(and premium, if any)] and interest on this Security will be made at [the office or agency of the Company maintained for that purpose in _______, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of ___________ in ___________, ________ in _______, ___________ in
          ___________, ___________ in _____ and ___________ in
          ___________, or at such other offices or agencies as the Company may designate, by United States dollar check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York] [If applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by [United States dollar] check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [or by wire transfer to an account maintained by such Person with a bank in The City of New York (so long as the Company has received proper transfer instructions in writing)].

                    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

               [If Securities of the series are to be offered to United States Aliens, insert--The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of [(and premium, if any)] and interest on this Security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for
               (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holders' present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if compliance is required by the statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d)  any estate, inheritance, gift, sales,
               transfer, personal property or any similar tax, assessment or other governmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of [(and premium, if any)] or interest on this Security; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          nor will additional amounts be paid with respect to any payment of principal of [(and premium, if any)] or interest on this Security to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.]

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:_________________

                                      INTERNATIONAL PAPER COMPANY

          [Seal]                      By

          Attest:

          ________________________

                              [Form of Reverse]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are also issuable as Bearer Securities, insert--and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [U.S.]$_____]. [If the Securities of the series are also issuable as Bearer Securities, insert--The Securities of this series are issuable as Bearer Securities [, with interest coupons attached,] in the denomination of U.S.$__________, and as Registered Securities, without coupons, in denominations of U.S.$__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Registered Securities may not be exchanged for Bearer Securities.]

               [If applicable, insert--The Securities of this series are subject to redemption [(1)] [If applicable, insert--on _______ any year commencing with the year ____ and ending with the year __ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and](2)] [If applicable, insert--at any time [on or after _____ 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before _______________, ____%, and if redeemed] during the 12-
          month period beginning _________________ of the years indicated,

                        Redemption               Redemption
                Year      Price         Year       Price

          and thereafter at a Redemption Price equal to __% of the principal amount,] [If applicable, insert--[and (____)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

               [If applicable, insert--The Securities of this series are subject to redemption (1) on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _________, 19__], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:
          If redeemed during the 12-month period beginning ____________________ of the years indicated,

                       Redemption Price


                        for Redemption     Redemption Price for
                       Through Operation   Redemption Otherwise
                            of the        Than Through Operation
                Year     Sinking Fund      of the Sinking Fund

          and thereafter at a Redemption Price equal to __% of the principal amount. [If applicable, insert--and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that instalments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.] [Notwithstanding the foregoing, the Company may not, prior to ______________ redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, [If Securities of the series are issuable as Bearer Securities, insert-- on or after the Exchange Date] upon any Change in Control of the Company (as defined in the Indenture) unless the Continuing Directors, as defined in the Indenture, shall have approved such Change in Control [If applicable, insert--or the Company shall have called the Securities for redemption at the applicable Redemption Price for redemption at the option of the Company, in either case] on or before the day which is ten days after such Change in Control [If applicable, insert--(whether or not such call occurs before or after such Change in Control)].
          The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security [If Securities of the series are issuable as Bearer Securities, insert--together with all coupons maturing after the Redemption Date,] accompanied by written notice to the Company (which shall be substantially in the form of the [appropriate] form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. [If Securities of the series are issuable as Bearer Securities, insert--The Holder of this Security may elect to submit for redemption by the Company such Security as a whole but not in part.] Such notice duly received shall be irrevocable.

               [If Securities of the series are to be offered to United States Aliens, insert--The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change is effective on or after ____________, 19__, the Company will become obligated to pay additional amounts (as described on the face hereof) on the next succeeding Interest Payment Date and such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.]

               [If the Securities of the series are also issuable as Bearer Securities and if applicable(*), insert--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, [premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a


          * Generally this provision will only be applicable if the Securities of the series bear interest at a fixed rate.

          payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) __________________that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, identification or other information reporting requirement would be fully satisfied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Securities of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other information reporting requirement, whether the Company will redeem the Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such Holders, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

               [If applicable, insert--The sinking fund for this series provides for the redemption on ______ in each year, beginning with the year ____ and ending with the year ____, of [not less than] [U.S.]$_____ [("mandatory sinking fund") and not more than [U.S.]$_______] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made -- in the inverse order in which they become due.]]

               Notice of redemption will be given by mail to Holders of [If Securities of the series are also issuable as Bearer Securities, insert--Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               In the event of redemption of this Security in part only, a new [If Securities of the series are also issuable as Bearer Securities, insert--Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               [If the Security is convertible into Common Stock of the Company, insert--Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is [insert minimum denomination] or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_____ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in _______, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement of repayment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made of conversion for interest accrued hereon for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, or during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights or election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming if such consolidation, merger or sale is prior to ________, 199_, that this Security was convertible at the time of such consolidation, merger or sale at the initial conversion price specified above as adjusted from __________, 199_, to such time pursuant to the Indenture]. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

               [If the Security is convertible into other securities of the Company, specify the conversion features.]

               [The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.]

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If Securities of the series are also issuable as Bearer Securities, insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series [If Securities of the series are also issuable as Bearer Securities, insert--and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or interest on this Security on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and interest on this Security are payable] [The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of ____ in _____ and _____ in _____ or at such other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [if the Securities of the series are also issuable as Bearer Securities, insert--Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               [If the Securities of the series are not also issuable as Bearer Securities, insert--The Securities of this series are issuable only in registered form, without coupons, in denominations of $__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               [If the Securities of the Series are also issuable as Bearer Securities, insert--The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.]

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated:________________

                                     ______________________________
                                              Signature

                                     If only a portion of this
                                     Security is submitted for
                                     redemption, please indicate:

                                       1.  Principal Amount
                                           submitted for
                                           redemption:
                                           U.S.$_________________

                                       2.  Amount and denomination
                                           of Registered Securities
                                           representing principal
                                           amount of this Security
                                           not submitted for
                                           redemption to be issued:

                                           Amount:
          U.S.$____________

                                           Denominations:

          U.S.$_____________________
                                           (U.S.$5,000 or an
                                           integral multiple
                                           thereof)

          Note: Exercise of the option to require redemption is irrevocable.


               FORM OF CONVERSION NOTICE

               To:  INTERNATIONAL PAPER COMPANY:

               The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $________ [insert minimum denomination] or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

          Principal Amount to be Converted
            (in an integral multiple of
            U.S. $_______ [insert minimum
            denomination], if less than all):
            U.S. $_______

          Dated:


                                        Signature(s) must be
                                        guaranteed by a commercial
                                        bank or trust company or a
                                        member firm of a national
                                        stock exchange if shares of
                                        Common Stock are to be
                                        delivered, or Securities to
                                        be issued, other than to
                                        and in the name of the
                                        registered owner.


                                             Signature Guaranty

               Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

                                        Social Security or other
          (Name)                        Taxpayer Identification
                                        Number



          (Address)


          Please print Name and
          Address (including zip
          code number)

          [The above Conversion Notice is to be modified, as appropriate, for conversion into other securities of the Company.]



                                  EXHIBIT B

                   [FORM OF REGISTERED SECURITY WHICH IS AN
                      ORIGINAL ISSUE DISCOUNT SECURITY]

                                [FORM OF FACE]

               FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS ____% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS ___________, 19__ [,--AND] THE YIELD TO MATURITY IS ____% [, THE METHOD USED TO DETERMINE THE YIELD IS ___________].

                         INTERNATIONAL PAPER COMPANY

          No. [R-]                                     [U.S.]$
               International Paper Company, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the
          principal sum of ______________________________   [United
          States] Dollars on _____________________ [If the Security is interest-bearing, insert--, and to pay interest thereon from ___________, 19__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually in arrears on ________________ and in each year] [annually in arrears on _____________________ in each year], commencing
          _______, 19__, at the rate of ____% per annum, until the principal hereof is paid or made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal [and premium] and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ [or _______] (whether or not a Business Day) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert--The principal of this Security shall not bear interest except in the case of a default in payment of the principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Payment of the principal of [(and premium, if any)] and [If applicable, insert--any such] interest on this Security will be made at [the office or agency of the Company maintained for that purpose in ______, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of ___________ in ___________, _______ in _______
          _______ in _______, _______ in _______  and _______ in
          _______, or at such other offices or agencies as the Company may designate, by [United States dollar] check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York] [If applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by [United States dollar] check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [or by wire transfer to an account maintained by such Person with a bank in The City of New York (so long as the Company has received proper transfer instructions in writing)].

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

               [If Securities of the series are to be offered to United States Aliens, insert--The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on this Security] [If the Security is not to bear interest prior to Maturity, interest--(i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security, including, in each case, amounts received in respect of original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Security is not to bear interest prior to Maturity, insert--or, as a result of such sale or exchange] will not be less than the amount provided for in this Security to be then due and payable [If the Security is not to bear interest prior to Maturity; insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for
               (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental
               charge imposed [If the Security is interest-bearing, insert--on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote] [If the Security is not to bear interest prior to Maturity, insert--by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote];

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if compliance is required by the statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d)  any estate, inheritance, gift, sales,
               transfer, personal property or any similar tax, assessment or other governmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to maturity, insert--principal of (or interest on overdue principal, if any, on) this Security or from payments from the proceeds of a sale or exchange of this Security]; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          nor will additional amounts be paid with respect to any payment of [If the Security is interest-bearing, insert-- principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) this Security or of the proceeds of any sale or exchange of this Security] to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.
          The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.]

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:_________________

                                      INTERNATIONAL PAPER COMPANY

          [Seal]                      By

          Attest:

          ________________________

                              [Form of Reverse]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are also issuable as Bearer Securities, insert--and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [U.S.]$______]. [If Securities of the series are issuable as Bearer Securities, insert--The Securities of this series are issuable as Bearer Securities [, with interest coupons attached,] in the denomination of U.S.$__________, and as Registered Securities, without coupons, in denominations of U.S.$__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Registered Securities may not be exchanged for Bearer Securities.]

               [If applicable, insert--The Securities of this series are subject to redemption [(1)] [If applicable, insert--on _____________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal [Insert formula for determining the amount], [and]
          (2)] [If applicable, insert--at any time [on or after ____________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ____________________, ____%, and if redeemed] during the 12-month period beginning ____________________ of the years indicated,

                        Redemption               Redemption
                Year      Price         Year       Price

          and thereafter at a Redemption Price equal to ____% of the principal amount,] [If applicable, insert--[and (____)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert-- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

               [If applicable, insert--The Securities of this series are subject to redemption (1) on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ___________________,
          19__], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ____________________ of the years indicated,

                       Redemption Price
                        for Redemption     Redemption Price for
                       Through Operation   Redemption Otherwise
                            of the        Than Through Operation
                Year     Sinking Fund      of the Sinking Fund



          and thereafter at a Redemption Price equal to ____% of the principal amount. [If applicable, insert--and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount]] [If the Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].] [Notwithstanding the foregoing, the Company may not, prior to ____________________, redeem any Securities of this series as contemplated by Clause [(2) above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, [If Securities of the series are also issuable as Bearer Securities, insert--on or after the Exchange Date] (upon any Change in Control of the Company (as defined in the Indenture) unless the Continuing Directors, as defined in the Indenture, shall have approved such Change in Control [If applicable, insert--or the Company shall have called the Securities for redemption at the applicable Redemption Price for redemption at the option of the Company, in either case] on or before the day which is ten days after such Change in Control [If applicable, insert--(whether or not such call occurs before or after such Change in Control)]. The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security [If Securities of the series are also issuable as Bearer Securities, insert--together with all coupons maturing after the Redemption Date,] accompanied by written notice to the Company (which shall be substantially in the form of the [appropriate] form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. [If Securities of the series are also issuable as Bearer Securities, insert-- The Holder of this Security may elect to submit for redemption by the Company such Security as a whole but not in part.] Such notice duly received shall be irrevocable.

               [If Securities of the series are to be offered to United States Aliens, insert--The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, determined as set forth in the preceding paragraph [If the Security interest-bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change is effective on or after ___________, 19__, the Company will become obligated to pay additional amounts (as described on the face hereof) [If the Security is interest-bearing, insert--on the next succeeding Interest Payment Date] [If the Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security] and such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due [If the Security is not to bear interest prior to Maturity, insert--or were a sale or exchange of a Security of this series then made], and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.]

               [If the Securities of the series are also issuable as Bearer Securities and if applicable(*), insert--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, [premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian,


          * This provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securities bear interest at a fixed rate.

          nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, identification or other information reporting requirement would be fully satisfied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Securities of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other information reporting requirement, whether the Company will redeem the Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such Holders, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

               [If applicable(*), insert--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the


          * This provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

          United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such requirement (a) which would not be applicable to a payment made by the Company or any one or its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided in each case referred to in clauses
          (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) permit any Holder of a Bearer Security to present such Bearer Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, or (y) if and so long as the conditions of the fifth paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other reporting requirement, whether the Company has elected to permit redemption of the Bearer Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemption of the Bearer Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Bearer Securities will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Bearer Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

               [If applicable, insert--The sinking fund for this series provides for the redemption on _______________ in each year, beginning with the year ____ and ending with the year ____ of [not less than] [U.S.]$______[("mandatory sinking fund") and not more than [U.S.]$______] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made--in the inverse order in which they become due.]]

               Notice of redemption will be given by mail to Holders of [If the Securities of the series are also issuable as Bearer Securities, insert--Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               In the event of redemption of this Security in part only, a new [If the Securities of the series are also issuable as Bearer Securities, insert--Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               [If the Security is convertible into Common Stock of the Company, insert-Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is [insert minimum denomination] or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_____ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in _______, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement of repayment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made of conversion for interest accrued hereon for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights or election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming if such consolidation, merger or sale is prior to ________, 199_, that this Security was convertible at the time of such consolidation, merger or sale at the initial conversion price specified above as adjusted from __________, 199_, to such time pursuant to the Indenture]. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

               [If the Security is convertible into other securities of the Company, specify the conversion features.]

               [The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.]

               If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to--insert formula for determining the amount.
          Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are also issuable as Bearer Securities and are interest-bearing, insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series [If Securities of the series are also issuable as Bearer Securities and are interest-bearing, insert--and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this Security on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest on this Security are payable] [The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of ________________ in ________________ and ________________
          in ________________ or at such other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the securities of the Series are also issuable as Bearer Securities, insert--Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               [If the Securities of the series are not issuable as Bearer Securities, insert--The Securities of this series are issuable only in registered form, without coupons, in denominations of $______ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               [If the Securities of the series are also issuable as Bearer Securities, insert--The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.]

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


               FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated:________________

                                     ______________________________
                                              Signature

                                     If only a portion of this
                                     Security is submitted for
                                     redemption, please indicate:

                                     __1.  Principal Amount
                                           submitted for
                                           redemption:
                                           U.S.$_________________

                                     __2.  Amount and denomination
                                           of Registered Securities
                                           representing principal
                                           amount of this Security
                                           not submitted for
                                           redemption to be issued:

                                           Amount:
          U.S.$____________

                                           Denominations:

          U.S.$_____________________

                                           (U.S.$5,000 or an
                                           integral multiple
                                           thereof)

          Note: Exercise of the option to require redemption is irrevocable.

               FORM OF CONVERSION NOTICE

               To:  INTERNATIONAL PAPER COMPANY:

               The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $________ [insert minimum denomination] or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

          Principal Amount to be Converted
            (in an integral multiple of
            U.S. $_______ [insert minimum
            denomination], if less than all):
            U.S. $_______

          Dated:


                                        Signature(s) must be
                                        guaranteed by a commercial
                                        bank or trust company or a
                                        member firm of a national
                                        stock exchange if shares of
                                        Common Stock are to be
                                        delivered, or Securities to
                                        be issued, other than to
                                        and in the name of the
                                        registered owner.


                                             Signature Guaranty

               Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

                                        Social Security or other
          (Name)                        Taxpayer Identification
                                        Number

          (Address)


          Please print Name and
          Address (including zip
          code number)

          [The above Conversion Notice is to be modified, as appropriate, for conversion into other securities of the Company.]



                                  EXHIBIT C

                   [FORM OF BEARER SECURITY WHICH IS NOT AN
                     ORIGINAL ISSUE DISCOUNT SECURITY AND
                           FORM OF RELATED COUPON]

                          [Form of Face of Security]

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL
          BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                         INTERNATIONAL PAPER COMPANY

          No. B-                                  U.S.$

               International Paper Company, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of _____Thousand United States Dollars on _____ and to pay interest thereon, from the date hereof, [semi-annually in arrears on ______ and _______ in each year] [annually in arrears on ______ in each year], commencing ______, 19__, at the rate of __% per annum, until the principal hereof is paid or made available for payment [If applicable, insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of __% per annum on any overdue principal and premium and on any overdue installment of interest]. Such payments [(including premium, if any)] shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of _____ in ____, ___ in ____, ______ in ______, and ______ in ______, or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal [, premium] or interest on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States [If Security is denominated and payable in United States dollars, insert -; provided, however, that payment of principal of [(and premium, if any)] and interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in The City of New York if (but only if) payment in United States dollars of the full amount of such principal, [premium,] interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

               The Company will pay to the Holder of this Security or any coupon appertaining hereto who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of [(and premium, if any)] and interest on this Security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in this Security or in such coupon to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for
               (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present herein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental charge imposed on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security or any coupon appertaining hereto, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d)  any estate, inheritance, gift, sales,
               transfer, personal property or any similar tax, assessment or other governmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of [(and premium, if any)] or interest on this Security; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security or any coupon appertaining hereto for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          nor will additional amounts be paid with respect to any payment of principal of [(and premium, if any) or interest on this Security to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security or any coupon appertaining hereto. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

               [Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the [fourth] [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined in such paragraph), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Company will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] or interest due in respect of any Bearer Security or any coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner by disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is (i) the result of a certification, identification or other reporting requirement described in the second parenthetical clause of such paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of such Bearer Security or coupon is within the category of Persons described in clause (a) of the third paragraph of this Security, or (iii) imposed as a result of presentation of such Bearer Security or coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in such Bearer Security or coupon to be then due and payable.]

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

          Dated:________, 19__

                                      International Paper Company

          [Seal]                      By

          Attest:

          ________________________


                        [Form of Reverse of Security]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount of U.S.$______]. The Securities of this series are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$______ [, and as Registered Securities, without coupons, in denominations of U.S.$______ and any integral multiple thereof]. [As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date.
          Registered Securities may not be exchanged for Bearer
          Securities.]

               [If applicable, insert - The Securities of this series are subject to redemption [(1)] [If applicable insert - on _____ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable insert - at any time [on or after ______, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed [on or before ____,__%, and if redeemed] during the 12-month period beginning _____ of the years indicated

                        Redemption               Redemption
                Year      Price         Year       Price


          and thereafter at a Redemption Price equal to ___% of the
          principal amount,] [and (   )] under the circumstances
          described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption [If applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise).]

               [If applicable, insert - The Securities of this series are subject to redemption (1) on ______ in any year commencing with the year and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________ 19__], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, if redeemed during the 12-month period beginning _____ of the years indicated,

                       Redemption Price
                        for Redemption     Redemption Price for
                       Through Operation   Redemption Otherwise
                            of the        Than Through Operation
                Year     Sinking Fund      of the Sinking Fund

          and thereafter at a Redemption Price equal to _____% of the principal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the Untied States, except as herein provided otherwise).] [Notwithstanding the foregoing, the Company may not, prior to ________ redeem any Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, on or after the Exchange Date (upon any Change in Control of the Company as defined in the Indenture) unless the Continuing Directors, as defined in the Indenture, shall have approved such Change in Control [If applicable, insert - or the Company shall have called the Securities for redemption at the applicable Redemption Price for redemption at the option of the Company, in either case] on or before the day which is ten days after such Change in Control [If applicable, insert - (whether or not such call occurs before or after such Change in Control)].
          The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive a the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security together with all coupons maturing after the Redemption Date, accompanied by written notice to the Company (which shall be substantially in the form of the [appropriate] form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. The Holder of this Security may elect to submit for redemption by the Company such Security as a whole but not in part. Such notice duly received shall be irrevocable.

               The Securities may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change is effective on or after _____, 19__, the Company will become obligated to pay additional amounts (as described on the face hereof) on the next succeeding Interest Payment Date and such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

               [If applicable*, insert - In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [, premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any of its Paying Agents
          (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions of the fifth paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other information reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and


          * Generally this provision will only be applicable if the Securities of the series bear interest at a fixed rate.

          of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

               [If applicable, insert--The sinking fund for this series provides for the redemption on _______ in each year, beginning with the year ____ and ending with the year ____, of [not less than] U.S. $_____ [("mandatory sinking fund") and not more than U.S. $_____] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made -- in the inverse order in which they become due].]

               Notice of redemption will be given by publication in an authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland] [the Luxembourg Stock Exchange ] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               [If the Security is convertible into Common Stock of the Company, insert-Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is [insert minimum denomination] or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_____ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in _______, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement of repayment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made of conversion for interest accrued hereon for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter,r during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights or election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming if such consolidation, merger or sale is prior to ________, 199_, that this Security was convertible at the time of such consolidation, merger or sale at the initial conversion price specified above as adjusted from __________, 199_, to such time pursuant to the Indenture]. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

               [If the Security is convertible into other securities of the Company specify conversion features.]

               [The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.]

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected and any related coupons under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the Outstanding, on behalf of the Holders of all Securities of such series and any related coupons to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or any related coupon will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of [(and premium, if any)] or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

               Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in The City of New York, or subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] office of _________ in __________ and ________ in ________ or at
          such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

               [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

               The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction is being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated:____________________




                                                Signature

          Note: Exercise of the option to require redemption is irrevocable.


               FORM OF CONVERSION NOTICE

               To:  INTERNATIONAL PAPER COMPANY:

               The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $________ [insert minimum denomination] or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

          Principal Amount to be Converted
            (in an integral multiple of
            U.S. $_______ [insert minimum
            denomination], if less than all):
            U.S. $_______

          Dated:


                                        Signature(s) must be
                                        guaranteed by a commercial
                                        bank or trust company or a
                                        member firm of a national
                                        stock exchange if shares of
                                        Common Stock are to be
                                        delivered, or Securities to
                                        be issued, other than to
                                        and in the name of the
                                        registered owner.


                                             Signature Guaranty

               Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

                                        Social Security or other
          (Name)                        Taxpayer Identification
                                        Number



          (Address)


          Please print Name and
          Address (including zip
          code number)

          [The above Conversion Notice is to be modified, as appropriate, for conversion into other securities of the Company.]


                           [Form of Face of Coupon]

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                                                     ______________
          INTERNATIONAL PAPER COMPANY                U.S.$_________
                                                     Due  _________

               Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, International Paper Company (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States")) as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on the bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year's] interest then payable on the said Security.

                                      INTERNATIONAL PAPER COMPANY

                                      By


                             [Reverse of Coupon]
                                             *

                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________



          * Insert names and addresses of initial Paying Agents located outside the United States.


                                  EXHIBIT D

                     [FORM OF BEARER SECURITY WHICH IS AN
                       ORIGINAL ISSUE DISCOUNT SECURITY
                         AND FORM OF RELATED COUPON]

                          [Form of Face of Security]

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE
          DISCOUNT ON THIS SECURITY IS    % OF ITS PRINCIPAL
          AMOUNT, THE ISSUE DATE IS    , 19   [,--AND THE YIELD TO
          MATURITY IS    %].

                         INTERNATIONAL PAPER COMPANY

          No. B-                                  U.S.$

               International Paper Company, a corporation duly organized and existing under the laws of New York (herein call the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security
          the principal sum of       Thousand United States Dollars
          on               .  [If the Security is interest-bearing,
          insert--, and to pay interest thereon, from the date
          hereof, [semi-annually in arrears on       and
          in each year] [annually in arrears on             in each
          year], commencing          , 19  , at the rate of   % per
          annum, until the principal hereof is paid or made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be
          legally enforceable) at the rate of    % per annum on any
          overdue principal and premium and on any overdue instalment of interest]]. [If the Security is not to bear interest prior to Maturity, insert-- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall
          bear interest at the rate of    % per annum (to the
          extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on
          demand shall bear interest at the rate of    % per annum
          (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Such payments [(including premium, if any)] shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying
          Agent, at the [main] offices of         in              ,
                in         ,          in           ,           in
             and     in     , or at such other offices or agencies
          outside the United States (as defined below) as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. [If the Security is interest-bearing, insert--Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature.] No payment of principal [,--or] [premium] [or interest] on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States [If Security is denominated and payable in United States dollars, insert--; provided, however, that payment of principal of [(and premium, if any)] and [any] interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment in United States dollars of the full amount of such principal [, premium] [, interest] or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

               The Company will pay to the Holder of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto] who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--(i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security, including, in each case, amounts received in respect of original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Security is not to bear interest prior to Maturity, insert--or as a result of such sale or exchange], will not be less than the amount provided for in this Security [If the Security is interest-bearing, insert--or in such coupon] to be then due and payable [If the Security is not to bear interest prior to Maturity, insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for
               (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental charge imposed [If the Security is interest-bearing, insert--on interest received by a Person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote] [If the Security is not to bear interest prior to Maturity, insert--by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote];

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto], if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d)  any estate, inheritance, gift, sales,
               transfer, personal property or any similar tax, assessment or other governmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) this Security or from payments from the proceeds of a sale or exchange of this Security]; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto] for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          nor will additional amounts be paid with respect to any payment of [If the Security is interest-bearing, insert-- principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) this Security or of the proceeds of any sale or exchange of this Security] to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amount had such beneficiary, settlor, member or beneficial owner been the Holder of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto]. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a Foreign partnership of one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               [Notwithstanding the foregoing, if and so long as a certification, identification or other reporting requirement referred to in the [fourth] [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined in such paragraph), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Company will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirements outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] [If the Security is interest-bearing, insert--or interest] due in respect of any Bearer Security [If the Security is interest-bearing, insert--or any coupon] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is (i) the result of a certification, identification or other reporting requirement described in the second parenthetical clause of such paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of such Bearer Security [If the Security is interest-bearing, insert--or coupon] is within the category of Persons described in clause (a) of the third paragraph of this Security, or
          (iii) imposed as a result of presentation of such Bearer Security [If the Security is interest-bearing, insert--or coupon] for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in such Bearer Security [If the Security is interest-bearing, insert--or coupon] to be then due and payable.]

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

          Dated as of ____________, 19__

                                      INTERNATIONAL PAPER COMPANY

          [Seal]                      By

          Attest:

          _________________________



                        [Form of Reverse of Security]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal
          amount to U.S.$        ].  The Securities of this series
          are issuable as Bearer Securities, with interest coupons
          attached, in the denomination of U.S.$     [, and as
          Registered Securities, without coupons, in denominations
          of U.S.$      and any integral multiple thereof].  [As
          provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date.
          Registered Securities may not be exchanged for Bearer
          Securities.]

               [If applicable, insert--The Securities of this series are subject to redemption [(1)] [If applicable,
          insert--(1) on         in any year commencing with the
          year          and ending with the year  through operation
          of the sinking fund for this series at a Redemption Price equal to [insert formula for determining the amount], and
          (2)] [If applicable, insert--at any time [on or after
                 , 19 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If
          redeemed [on or before            ,     %, and if
          redeemed] during the 12-month period beginning of the years indicated,

                        Redemption               Redemption
                Year      Price         Year       Price


          and thereafter at a Redemption Price equal to    % of the
          principal amount,] [and (   )] under the circumstances
          described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert- -, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

               [If applicable, insert--The Securities of this
          series are subject to redemption (1) on            in any
          year commencing with the year        and ending with the
          year          through operation of the sinking fund for
          this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the
          table below, and (2) at any time [on or after        , 19
          ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period
          beginning             of the years indicated,

                            Redemption Price
                             for Redemption     Redemption Price for
                            Through Operation   Redemption Otherwise
                                 of the        Than Through Operation
                     Year     Sinking Fund      of the Sinking Fund

          and thereafter at a Redemption Price equal to    % of the
          principal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert- -, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].] [Notwithstanding the foregoing,
          the Company may not, prior to             redeem any
          Securities of this series as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted
          financial practice) of less than    % per annum.]

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, on or after the Exchange Date (upon any Change in Control of the Company as defined in the Indenture) unless the Continuing Directors, as defined in the Indenture, shall have approved such Change in Control [If applicable, insert-- or the Company shall have called the Securities for redemption at the applicable Redemption Price for redemption at the option of the Company, in either case] on or before the day which is ten days after such Change in Control [If applicable, insert--(whether or not such call occurs before or after such Change in Control)].
          The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security together with all coupons maturing after the Redemption Date, accompanied by written notice to the Company (which shall be substantially in the form of the [appropriate] form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. The Holder of this Security may elect to submit for redemption by the Company such Security as a whole but not in part. Such notice duly received shall be irrevocable.

               The Securities may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price determined as set forth in the preceding paragraph [If the Security is interest-bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change is effective on or
          after         , 19  , the Company will become obligated
          to pay additional amounts (as described on the face hereof) [If the Security is interest-bearing, insert--on the next succeeding Interest Payment Date] [If the Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security] and such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due [If the Security is not to bear interest prior to Maturity, insert--or were a sale or exchange of a Security of this series then made], and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

               [If applicable*, insert--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [, premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses
          (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions of the fifth paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other information reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel, subsequently determines,


          * This provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securities bear interest at a fixed rate.

          not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

               [If applicable*, insert--In addition, if the Company determines, based upon a written opinion of independent counsel, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) permit any Holder of a Bearer Security to present such Bearer Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, or (y) if and so long as the conditions of the fifth paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other reporting requirement, whether the Company has elected to permit redemption of the Bearer Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish


          * This provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

          any notice of redemption. If the Company elects to permit redemption of the Bearer Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Bearer Securities will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Bearer Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 30 days prior to the date fixed for redemption, that no payment would be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

               [If applicable, insert--The sinking fund for this series provides for the redemption on _____ in each year, beginning with the year _____ and ending with the year _____ of [not less than] U.S.$ ___ [("mandatory sinking fund") and not more than U.S.$ ___] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made--in the inverse order in which they become due].]

               Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The Stock Exchange of the United Kingdom and the Republic of Ireland] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               [If the Security is convertible into Common Stock of the Company, insert-Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is [insert minimum denomination] or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_____ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in _______, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement of repayment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made of conversion for interest accrued hereon for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter,r during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights or election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming if such consolidation, merger or sale is prior to ________, 199_, that this Security was convertible at the time of such consolidation, merger or sale at the initial conversion price specified above as adjusted from __________, 199_, to such time pursuant to the Indenture]. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

               [If the Security is convertible into other securities of the Company, specify the conversion features.]

               [The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.]

               If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to--[insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, in any, on the Securities of this series shall terminate.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are interest-bearing insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series [If the Securities of the series are interest-bearing, insert--and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and any Security issued in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the Security is interest-bearing, insert--or any related coupon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof [If the Security is interest-bearing, insert--or any related coupon] for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this Security [If the Security is interest-bearing, insert--or payment of such coupon] on or after the respective due dates expressed herein [If the Security is interest-bearing, insert--or in such coupon].

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

               Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of
             in             and              in             or at
          such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

               [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

               The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series [If the Securities of the series are interest-bearing, insert--and any coupon appertaining thereto] [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security [If the Securities of the series are interest-bearing, insert--or such coupon] is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


               FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction is being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated: ______________________


                                               Signature

          Note: Exercise of the option to require redemption is irrevocable.


               FORM OF CONVERSION NOTICE

               To:  INTERNATIONAL PAPER COMPANY:

               The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $________ [insert minimum denomination] or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

          Principal Amount to be Converted
            (in an integral multiple of
            U.S. $_______ [insert minimum
            denomination], if less than all):
            U.S. $_______

          Dated:


                                        Signature(s) must be
                                        guaranteed by a commercial
                                        bank or trust company or a
                                        member firm of a national
                                        stock exchange if shares of
                                        Common Stock are to be
                                        delivered, or Securities to
                                        be issued, other than to
                                        and in the name of the
                                        registered owner.


                                             Signature Guaranty

               Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

                                        Social Security or other
          (Name)                        Taxpayer Identification
                                        Number



          (Address)


          Please print Name and
          Address (including zip
          code number)

          [The above Conversion Notice is to be modified, as appropriate, for conversion into other securities of the Company.]


                           [Form of Face of Coupon]

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN
          SECTION 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1954, AS AMENDED.

                                                     ______________
                    INTERNATIONAL PAPER COMPANY      U.S.$_________
                                                     Due___________

               Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, International Paper Company (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States")) as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year's] interest then payable on said Security.

                                      INTERNATIONAL PAPER COMPANY

                                      By



                             [Reverse of Coupon]
                                                   *

                         ___________________________

                         ___________________________

                         ___________________________

                         ___________________________

                         ___________________________



          * Insert names and addresses of initial Paying Agents located outside the United States.


                                  EXHIBIT E

                           [Forms of Certification]

                                 EXHIBIT E.1
                     [Form of Certificate to Be Given By
                 Person Entitled to Receive Bearer Security]

                                 CERTIFICATE



                   [Insert title or sufficient description
                        of Securities to be delivered]

               This is to certify that the above-captioned
          Securities are not being acquired by or on behalf of a United States Person, or for offer to resell or for resale directly or indirectly to a United States Person or any person inside the United States, or, if a beneficial interest in the Securities is being acquired by or on behalf of a United States Person, that such United States Person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations or is acquiring through such financial institution, and in either case the financial institution agrees to comply with the requirements of
          Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and is not purchasing for offer to resell or for resale inside the United States. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securities in bearer form purchased from it; provided, however, that if the undersigned has actual knowledge that the information contained in such a certificate is false, (and, absent documentary evidence that the beneficial owner of such Security is not a United States Person, it will be deemed to have actual knowledge that such beneficial owner, other than a financial institution described above, is a United States Person if it has a United States address for such beneficial owner), the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

               As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

               We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all of such Securities.

               We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy to any interested party in such proceedings.

          Dated:            , 19
          [To be dated on or after
                     , 19   (the date
          determined as provided in
          the Indenture)]

                                      [Name of Person Entitled to
                                      Receive Bearer Security]

                                      ________________________
                                       (Authorized Signatory)
                                      Name:
                                      Title:


                                 EXHIBIT E.2

                [Form of Certificate to Be Given by Euro-Clear
             and Cedel S.A. in Connection with the Exchange of a
                   Portion of a Temporary Global Security]

                                 CERTIFICATE



                   [Insert title or sufficient description
                        of Securities to be delivered]

               This is to certify with respect to $       principal
          amount of the above-captioned Securities (i) that we have received from each of the persons appearing in our records as persons entitled to a portion of such principal amount (our "Qualified Account Holders") a certificate with respect to such portion substantially in the form attached hereto, and (ii) that we are not submitting herewith for exchange any portion of the temporary global Security representing the above-captioned Securities excepted in such certificates.

               We further certify that as of the date hereof we have not received any notification from any of our Qualified Account Holders to the effect that the statements made by such Qualified Account Holders with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

          Dated:            , 19
          [To be dated no earlier than
          the Exchange Date]

                                   [MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, Brussels Office, as
                                   Operator of the Euro-clear
          System]
                                   [Cedel S.A.]

                                   By_________________________



                                 EXHIBIT E.3

              [Form of Certificate to Be Given by Euro-Clear and
           Cedel S.A. to Obtain Interest Prior to an Exchange Date]

                                 CERTIFICATE



            [Insert title or sufficient description of Securities]

               We confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest payable on such date from whom we have received a written certification, dated not earlier than such Interest Payment Date, substantially in the form attached hereto. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

               We undertake that any interest received by us and not paid as provided above shall be returned to the Trustee for the above Securities immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid by such Trustee to the above issuer at the end of two years after such Interest Payment Date.

          Dated:             , 19
          [To be dated on or after the
          relevant Interest Payment Date]

                                   [MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, Brussels Office, as
                                   Operator of the Euro-clear
          System]
                                   [Cedel S.A.]

                                   By_________________________



                                 EXHIBIT E.4

           [Form of Certificate to Be Given by Beneficial Owners to
                  Obtain Interest Prior to an Exchange Date]

                                 CERTIFICATE



            [Insert title or sufficient description of Securities]

               This is to certify that as of the Interest Payment Date on [Insert date] and except as provided in the third paragraph hereof, none of the above-captioned Securities held by you for our account was beneficially owned by a United States Person or, if any of such Securities held by you for our account were beneficially owned by a United States Person, such United States Person either provided an Internal Revenue Service Form W-9 with respect to such interest payment or certified with respect to such interest payment that it was an exempt recipient as defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

               As used herein, "United States Person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               This certificate excepts and does not relate to U.S.
          $      principal amount of the above-captioned Securities
          appearing in your books as being held for our account as to which we are not yet able to certify and as to which we understand interest cannot be credited unless and until we are able so to certify.

               We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

          Dated:             , 19
          [To be dated on or after the relevant
          Interest Payment Date]

                                   [Name of Person Entitled to


                                   Receive Interest]

                                   ___________________________
                                     (Authorized Signatory)
                                   Name:
                                   Title: